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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
INVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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7151 GATEWAY BOULEVARD
NEWARK, CALIFORNIA 94560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2003

TO THE STOCKHOLDERS OF INVISION TECHNOLOGIES, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of INVISION TECHNOLOGIES, INC., a Delaware corporation, will be held on Thursday, June 12, 2003, at 10:00 a.m. local time at our principal executive offices, located at 7151 Gateway Boulevard, Newark, California 94560, for the following purposes:

1.
To elect three directors to hold office until the 2006 annual meeting of stockholders.

2.
To ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003.

3.
To transact such other business as may properly come before the meeting or any or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        The board of directors has fixed the close of business on May 1, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Sergio Magistri President and Chief Executive Officer

Newark, California
May 9, 2003

          ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

7151 GATEWAY BOULEVARD
NEWARK, CALIFORNIA 94560

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

June 12, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the board of directors of InVision Technologies, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held on June 12, 2003 at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at our principal executive offices, located at 7151 Gateway Boulevard, Newark, California 94560. We intend to mail this proxy statement and accompanying proxy card on or about May 9, 2003, to all stockholders entitled to vote at the annual meeting.

SOLICITATION

        We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of our common stock at the close of business on May 1, 2003 will be entitled to notice of and to vote at the annual meeting. At the close of business on May 1, 2003, we had outstanding and entitled to vote 17,161,886 shares of our common stock.

        Each holder of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

        Stockholders may grant a proxy to vote their shares by means of the Internet or the telephone. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

        The Internet and telephone voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

        Stockholders of record may go to http://www.eproxyvote.com/invn to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and the control number contained on their proxy cards, and the last four digits of their social security number. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE (1-877-779-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than our proxy card.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' website at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on June 11, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive offices, located at 7151 Gateway Boulevard, Newark, California 94560, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in our proxy statement and proxy for our 2004 annual meeting of stockholders pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission is January 9, 2004. Pursuant to our bylaws, stockholders who wish to bring matters or propose nominees for director at our 2004 annual meeting of stockholders must provide certain information to us between March 14, 2004 and April 13, 2004 unless the date of our 2004 annual meeting of stockholders is before May 13, 2004 or after July 12, 2004, in which case the dates for submission of such matters or proposals shall be not more than 90 days and not less than 60 days before the 2004 annual meeting of stockholders or, in the event public announcement of the date of the 2004 annual meeting of stockholders is first made by us fewer than 70 days prior to the date of the 2004 annual meeting of stockholders, the close of business on the 10th day following the day on which public announcement of the date of the 2004 annual meeting of stockholders is first made by us. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

DELIVERY OF THIS PROXY STATEMENT

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to InVision Technologies, Inc., Attention: Director, Investor Relations, 7151 Gateway Boulevard, Newark, California 94560, or contact our Investor Relations Department at (510) 739-2511.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission is available without charge upon written request to: Director, Investor Relations, InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, California 94560.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our certificate of incorporation and bylaws provide that the board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors, unless the board of directors determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The board of directors is presently composed of eight members. As no additional nominations have been submitted pursuant to our bylaws, stockholders may vote only for the nominees named below. Each of the nominees is currently a director of InVision and, with the exception of Mr. Blum, was previously elected by stockholders. Mr. Blum was elected by the Board and became a director in June 2001. At the annual meeting, the term of office of the three nominees shall expire. If elected at the annual meeting, each nominee would serve until the 2006 annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Dr. Magistri, Mr. Blum and Mr. Pillor have agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

Dr. Sergio Magistri

        Dr. Sergio Magistri, age 50, has served as our President, Chief Executive Officer and a director since December 1992. From June 1991 to November 1992, he was a Project Manager with AGIE, Switzerland, a manufacturer of high precision tooling equipment, responsible for all aspects of a family of products for high precision electro-erosion machining with sub-micron precision. From 1988 to June 1991, Dr. Magistri was a consultant to high technology companies. As a consultant, Dr. Magistri was involved in our formation and the development of our business plan and of our technology. From 1983 to 1988, Dr. Magistri held various positions with Imatron, Inc., a CT medical scanner company, including Engineering Physicist, Manager of Advanced Reconstruction Systems and Director of Computer Engineering. Dr. Magistri holds a degree in Electrical Engineering and a doctorate degree in Biomedical Engineering from the Swiss Institute of Technology, Zurich, Switzerland.

David M. Pillor

        David M. Pillor, age 48, joined us in July 1994 as Vice President, Sales and Marketing, has served as our Senior Vice President, Sales and Marketing since November 1995 and has served as a director since 1999. From 1988 to July 1994, Mr. Pillor held various positions including Area Sales Manager, National Sales Manager and Vice President of Sales of Technomed International, a medical products company. Mr. Pillor holds a bachelor's degree in Chemistry from the University of Maryland.

Stephen Blum

        Stephen Blum, age 62, has served as a director since June 2001. In 2001, Mr. Blum became Vice President of Tejas Securities Group. From 1990 to 2002, he served as president of Donald & Co. Securities, Inc., an investment banking and brokerage firm that ceased operations in September 2002. In connection with Donald & Co. Securities, Inc. ceasing operations as a brokerage firm, the National Association of Securities Dealers, Inc. fined Mr. Blum and suspended him from running a brokerage firm for three months because of the failure of Donald & Co. Securities, Inc. to meet net capital requirements. From August 2001 to January 2003, Mr. Blum served as a director and officer of THCG, Inc., which provided investment banking and other financing advisory services. Mr. Blum holds a bachelor's degree from New York University's School of Commerce.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Dr. Douglas P. Boyd

        Dr. Douglas P. Boyd, age 61, has served as a director since June 1993 and previously served as a director from September 1990 to December 1992. Dr. Boyd was a founder of Imatron in 1981 and has held various positions at Imatron, including as the Chairman of its board of directors, through its acquisition by General Electric Medical Systems in December 2001. Since the acquisition, Dr. Boyd has been employed by GE Imatron, a GE medical systems company, as Chief Scientist.

Dr. Bruno Trezza

        Dr. Bruno Trezza, age 66, has served as a director since November 1993. Since 1974, he has served as a professor of economics at the University "La Sapienza" in Rome, Italy. From 1980 to 1981, Dr. Trezza served as an economic advisor to the Italian Prime Minister. From 1974 to 1983, he served as a member of the Committee for Economic Planning of the Italian Ministry of Planning. He has served as a director of several private companies and public institutions in Italy. Dr. Trezza holds a degree in law from the University of Napoli, a master's degree in economics from Cambridge University and a doctorate degree in economics from the Italian Ministry of Public Education.

Louis A. Turpen

        Louis A. Turpen, age 59, has served as a director since August 2001 and previously served as a director from 1992 to 1995. He has served as the President and Chief Executive Officer of the Greater Toronto Airports Authority since November 1995. Prior to that, he served as Chief Executive Officer of San Francisco International Airport for fourteen years. Mr. Turpen holds a bachelor's degree in Civil Engineering from the United States Air Force Academy and an MBA from Roosevelt University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Dr. Giovanni Lanzara

        Dr. Giovanni Lanzara, age 63, has served as a director since September 1990 and as Chairman of the board of directors since March 1994. Since 1978, he has served as a professor and President of the Transportation Engineering Department at the University of Aquila, Rome, Italy. Dr. Lanzara has been President of the International Center for Transportation Studies since 1987. Dr. Lanzara served as a director of Imatron from August 1993 to June 1996.

Ambassador Morris D. Busby

        Ambassador Morris D. Busby, age 65, has served as a director since March 1998. Since 1995, Ambassador Busby has served as President of BGI, Inc., an international consulting firm. From 1991 to 1994 he was ambassador to the Republic of Colombia and from 1989 to 1991 he was the United States government's U.S. coordinator for counter-terrorism and directed the international efforts against terrorism during the Persian Gulf War. Prior to that time, he was Principal Deputy Assistant Secretary of State for Inter-American Affairs. From 1984 to 1987 he was Deputy Chief of Mission in Mexico City. Ambassador Busby holds a bachelor's degree from Marshall University and a master's degree from George Washington University.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2002, the board of directors held eleven meetings (eight times by telephone) and acted by unanimous written consent six times. The board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        The Audit Committee: meets with our independent auditors at least annually to review the results of the annual audit and to discuss the financial statements; hires and has the power to terminate the independent auditors; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to internal controls, accounting and operational matters, and management performance, and procedures in connection with audits and reviews. The Audit Committee is currently composed of three non-employee directors: Drs. Boyd and Trezza and Mr. Blum. The Audit Committee met four times (three times by telephone) during the fiscal year ended December 31, 2002.

        All members of our Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). In 2002, the Audit Committee adopted amendments to the written Charter of the Audit Committee. A copy of the Charter of the Audit Committee is attached to this proxy statement as Appendix A.*

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the board of directors may delegate. The Compensation Committee is composed of two outside directors: Dr. Lanzara and Mr. Blum. Dr. Magistri resigned from the Compensation Committee in November 2002. It did not meet during the fiscal year ended December 31, 2002, and all compensation matters were handled by the board of directors.

        The Nominating and Corporate Governance Committee reviews and recommends to the board of directors the nomination of directors to serve on our board of directors and reviews and monitors corporate governance matters. The Nominating Committee was established in February 2002. The Governance Committee was established in July 2002, and combined with the Nominating Committee. Current members of the Nominating and Corporate Governance Committee are Ambassador Busby, Dr. Trezza and Mr. Turpen. The Nominating Committee met one time during the fiscal year ended December 31, 2002. The Nominating and Corporate Governance Committee has not yet determined whether or not it will consider nominees recommended by security holders or, if so, what procedures security holders should follow in submitting recommendations.

        During the fiscal year ended December 31, 2002, each member of the board of directors attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

*
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the discussion in this paragraph shall not be incorporated by reference into any such filings.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003 and the board of directors has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since 2000. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of InVision and our stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDIT FEES

        The aggregate fees and expenses for professional services rendered by Deloitte & Touche LLP in connection with its audit of our consolidated financial statements for the fiscal year ended December 31, 2002 and for the reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q was approximately $257,810.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        There were no professional services rendered by Deloitte & Touche LLP for financial information systems design and implementation during the fiscal year ended December 31, 2002.

ALL OTHER FEES

        The aggregate fees and expenses for all other services rendered by Deloitte & Touche LLP in the fiscal year ended December 31, 2002 was approximately $1,248,597 and are sub-categorized as follows:

  Audit-Related Fees

        The aggregate fees and expenses for services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2002 for audit-related services was approximately $821,650. These fees relate to comfort letters and consents related to filings with the Securities and Exchange Commission and other registration statements, agreed-upon procedures, due diligence and consultation pertaining to acquisitions, and consultation on financial accounting and reporting standards and transactions.

  Non Audit-Related Fees

        The aggregate fees and expenses for services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2002 for all other services was approximately $426,947. These fees relate to tax planning and compliance, compensation and salary consultation, and business and operational processes improvement.

        The Audit Committee has determined the rendering of the non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

        Our executive officers, and their ages as of April 1, 2003, are as follows:

Name	Age	Position
Sergio Magistri	50	President, Chief Executive Officer and Director
Donald E. Mattson	70	Senior Vice President and Chief Operating Officer
Ross Mulholland	60	Senior Vice President and Chief Financial Officer
David M. Pillor	48	Senior Vice President, Sales and Marketing and Director
Andrew D. Siegel	37	Senior Vice President, Corporate Development

        Sergio Magistri has served as our President, Chief Executive Officer and a director since December 1992. From June 1991 to November 1992, he was a Project Manager with AGIE, Switzerland, a manufacturer of high precision tooling equipment, responsible for all aspects of a family of products for high precision electro-erosion machining with sub-micron precision. From 1988 to June 1991, Dr. Magistri was a consultant to high technology companies. As a consultant, Dr. Magistri was involved in our formation and the development of our business plan and of our technology. From 1983 to 1988, Dr. Magistri held various positions with Imatron, including Engineering Physicist, Manager of Advanced Reconstruction Systems and Director of Computer Engineering. Dr. Magistri holds a degree in Electrical Engineering and a doctorate degree in Biomedical Engineering from the Swiss Institute of Technology, Zurich, Switzerland.

        Donald E. Mattson has served as our Senior Vice President and Chief Operating Officer since November 2000. Mr. Mattson previously served as our Interim Vice President of Operations in 1998. In addition to his position with us, from 1992 to 2000, Mr. Mattson has been a management consultant, and held a number of different positions, including, among others, interim management assignments as executive officer of Microware Distributors, Inc., a computer distribution company, president of SyDos, a disk drive sub-systems company, and vice president of operations of Quantum Corporation, a tape drive manufacturing company. Prior to 1992, Mr. Mattson held senior management positions at Microware Distributors, Inc., Optical Data, Inc., Media Technology Corporation, Verbatim Corporation, Memorex Corporation and Varian Associates. Mr. Mattson holds a bachelor's degree in Industrial Management and Technology and an MBA from the University of California, Berkeley.

        Ross Mulholland has served as our Senior Vice President and Chief Financial Officer since March 2001. From January 2000 to March 2001, Mr. Mulholland was Chief Financial Officer and Vice President of Operations of TechPlanet, a Silicon Valley private company providing information technology services. In 2001, TechPlanet filed for bankruptcy protection under Chapter 7. Before that, he was Vice President and Chief Financial Officer at Silicon Entertainment, a technology-based specialty retailer, from 1998 to 2000, and Senior Vice President and Chief Financial Officer for The Nature Company/Discovery Channel Stores, a specialty retailer and direct marketing company, from 1995 to 1997. He has also held senior management positions with several leading national retailers, including Dayton-Hudson Corporation. Mr. Mulholland started his career in corporate planning and finance at the Ford Motor Company. Mr. Mulholland holds a bachelor's degree in Liberal Arts and an MBA from Wayne State University.

        David M. Pillor joined us in July 1994 as Vice President, Sales and Marketing, has served as our Senior Vice President, Sales and Marketing since November 1995 and has served as a director since 1999. From 1988 to July 1994, Mr. Pillor held various positions including Area Sales Manager, National Sales Manager and Vice President of Sales of Technomed International, a medical products company. Mr. Pillor holds a bachelor's degree in Chemistry from the University of Maryland.

        Andrew D. Siegel has served as our Senior Vice President, Corporate Development since April 2003. Mr. Siegel joined us in 2002 and was our Vice President, Business Development from May 2002 to December 2002 and Vice President, Corporate Development from January 2003 to March 2003. From May 2000 to February 2002, Mr. Siegel was Vice President in the corporate and institutional client group of Merrill Lynch, an investment bank. From 1998 to 2000, he was Vice President of Granite Associates, a private investment firm in Liberty, New York. Mr. Siegel received a Juris Doctor from New York University School of Law and a bachelor's degree from Syracuse University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2003 by: (1) each director and nominee for director; (2) the Chief Executive Officer and four other most highly compensated executive officers whose total cash compensation exceeded $100,000 during our last completed fiscal year; (3) all of our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than 5% of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
HARAX Holdings S.A. (2) 22, Rue Marie Adelaide, L-2128 Luxembourg	1,401,582	8.2
Sergio Magistri (3)	437,225	2.5
Giovanni Lanzara (4)	431,407	2.5
Bruno Trezza (5)	429,714	2.5
David M. Pillor (6)	250,010	1.4
Morris D. Busby (7)	59,720	*
François Mesqui (8)	56,036	*
Stephen Blum (9)	41,249	*
Donald Mattson (10)	40,341	*
Douglas P. Boyd (11)	33,084	*
Ross Mulholland (12)	25,819	*
Louis A. Turpen (13)	21,249	*
All executive officers and directors as a group (11 persons) (14)	1,792,718	9.8

* Less than 1%.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. Applicable percentages are based on 17,147,717 shares of our common stock outstanding on April 1, 2003.

(2)
All of the shares are held directly by HARAX Holdings S.A. The directors of HARAX vote and invest the shares held by HARAX, and two of three directors must concur to take these actions. The current three directors of HARAX are Luisella Moreschi, Sandrine Klusa and Angela Cinarelli. Arsene Kronshagen is the sole stockholder of HARAX, and as such may also be deemed to have voting and investment power over the shares. The directors disclaim beneficial ownership of the shares held by HARAX.

(3)
Includes 369,914 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(4)
Includes 241,886 shares held by PASTEC Holdings, S.A. Giovanni Lanzara is the controlling stockholder of PASTEC. Also includes 131,079 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(5)
Includes 285,474 shares held by HAKON Holdings, S.A. Bruno Trezza is the controlling stockholder of HAKON. Also includes 144,240 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(6)
Includes 248,982 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(7)
Includes 327 shares held by BGI, Inc. Ambassador Busby is President and a controlling stockholder of BGI. Also includes 59,393 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(8)
Includes of 55,488 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(9)
Consists of shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(10)
Includes 39,793 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(11)
Consists of 33,084 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(12)
Includes 25,000 shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(13)
Consists of shares issuable pursuant to options exercisable within 60 days of April 1, 2003.

(14)
Includes 1,113,983 shares issuable pursuant to options exercisable within 60 days of April 1, 2003. See Notes 3-7 and Notes 9-13 above. Also includes 2,900 shares and 20,000 shares issuable pursuant to options exercisable within 60 days of April 1, 2003 held by Andrew Siegel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, or the 1934 Act, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except Mr. Blum did not timely report on Form 5 a warrant to purchase 100,000 shares of common stock that Donald & Co. Securities, Inc., a company for which he served as president, received in September 2001 and Mr. Mattson did not timely report on Form 4 an exercise and same-day sale of 15,000 shares of common stock in April 2002.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        In 2002, non-employee directors received a $35,000 annual retainer as compensation for their services as members of the board of directors. In addition, each non-employee director was issued stock options to purchase 15,000 shares of our common stock in connection with their services as directors. These directors were also reimbursed for expenses incurred in connection with the performance of services as directors.

        In connection with Messrs. Blum and Turpen joining our board of directors, each of these directors received a grant to purchase 20,000 shares of our common stock, which grants vested over a four-year period. In February 2002, the board of directors amended these grants to cause them to vest over a one-year period. If Mr. Blum and/or Mr. Turpen ceases to be a director prior to four years from the original date of grant, we will be required to take a compensation charge equal to the difference between the fair market value of our common stock on the date of the amendment and the exercise price of the option, multiplied by the number of vested shares that would not have vested had the option not been amended.

NAMED EXECUTIVE OFFICER COMPENSATION

        The following table sets forth certain compensation earned during 2002, 2001 and 2000 by our Chief Executive Officer and our four other executive officers whose salary and bonus for the year ended December 31, 2002 exceeded $100,000, referred to as the "Named Executive Officers":

Long-Term Compensation Awards
Annual Compensation
Name and Principal Postion					Securities Underlying Option(#)	All Other Compensation
	Year	Salary($)	Bonus($)
Sergio Magistri President and Chief Executive Officer	2002 2001 2000	321,146 240,192 237,900	425,000 182,000 30,000		80,000 100,000 61,945	8,747 4,391 4,392	(1) (1) (1)
Donald Mattson Senior Vice President and Chief Operating Officer	2002 2001 2000	255,804 212,403 21,718	380,000 169,000 —		64,000 6,300 100,000	10,548 8,075 362	(2) (2) (2)
Ross Mulholland Senior Vice President and Chief Financial Officer	2002 2001 2000	220,769 155,653 —	185,000 89,900 —		54,000 80,000 —	9,557 4,919 —	(3) (3)
David Pillor Senior Vice President, Sales and Marketing	2002 2001 2000	198,077 143,592 141,700	819,861 364,272 123,362	(4) (4) (4)	54,400 68,500 29,150	19,399 3,705 3,687	(5) (5) (5)
François Mesqui(6) Vice President and Chief Technology Officer	2002 2001 2000	170,884 163,461 160,000	85,000 91,000 101,621	(7)	24,000 54,800 21,863	22,047 329 371	(8) (8) (8)

(1)
For 2002, represents matching contributions by us to employees' accounts under our 401(k) plan of $4,777, fees for professional tax services of $3,265, premiums for employees' group term life insurance of $355 and airline membership fees of $350. For 2001, represents matching contributions by us to employees' accounts under our 401(k) plan of $4,035 and premiums for employees' group term life insurance of $356. For 2000, represents matching contributions by us to employees' accounts under our 401(k) plan of $4,036 and premiums for employees' group term life insurance of $356.

(2)
For 2002, represents matching contributions by us to employees' accounts under our 401(k) plan of $5,520, premiums for employees' group term life insurance of $4,878 and fees for professional tax services of $150. For 2001, represents matching contributions by us to employees' accounts under our 401(k) plan of $5,290 and premiums for employees' group term life insurance of $2,785. For 2000, represents premiums for employees' group term life insurance.

(3)
For 2002, represents matching contributions by us to employees' accounts under our 401(k) plan of $5,539, fees for professional tax services of $3,000 and premiums for employees' group term life insurance of $1,018. For 2001, represents matching contributions by us to employees' accounts under our 401(k) plan of $4,165 and premiums for employees' group term life insurance of $754.

(4)
For 2002 and 2001, represents commissions earned. For 2000, represents commissions of $100,362 and a bonus of $23,000.

(5)
For 2002, represents annual rent for an apartment of $15,600, matching contributions by us to employees' accounts under our 401(k) plan of $3,404 and premiums for employees' group term life insurance of $395. For 2001, represents matching contributions by us to employees' accounts under our 401(k) plan of $3,231 and premiums for employees' group term life insurance of $474. For 2000, represents matching contributions by us to employees' accounts under our 401(k) plan of $3,202 and premiums for employees' group term life insurance of $485.

(6)
In December 2002, Mr. Mesqui became our Vice President, Marketing, Europe and is no longer an executive officer of InVision.

(7)
Represents commissions earned in 2000.

(8)
For 2002, represents payout of accrued vacation of $21,718 and premiums for employees' group term life insurance of $329. For 2001 and 2000, represents premiums for employees' group term life insurance.

Stock Option Grants

        We grant options to our executive officers under the 2000 Equity Incentive Plan. No options were granted under our previous incentive plan, the 1991 Equity Incentive Plan, in the year ended December 31, 2002. As of December 31, 2002, options to purchase a total of 1,071,129 shares were outstanding under the 1991 Equity Incentive Plan and options to purchase a total of 1,734,824 shares were outstanding under our 2000 Equity Incentive Plan. As of December 31, 2002, 1,252,597 shares remained available for grant under the 2000 Equity Incentive Plan.

        The following table shows for the fiscal year ended December 31, 2002, certain information regarding options granted to, and held at year-end by, the Named Executive Officers.

        The exercise price of each option was equal to the fair market value of our common stock as valued by the board of directors on the date of grant. The exercise price may be paid in cash, promissory notes, in shares of our common stock valued at fair market value on the exercise date or, if permissible, through a cashless exercise procedure involving a same-day sale of the purchased shares. The options granted vest as to 25% of the shares one year from the date of grant and 1/48th of the shares each month thereafter. Each of the options has a ten-year term, subject to earlier termination if the optionee's service with us ceases.

        The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of stock price performance.

The potential realizable values at 5% and 10% appreciation are calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of the term for the appreciated stock price.

        Percentages shown under "Percentage of Total Options Granted to Employees in 2002" are based on an aggregate of 1,033,700 options granted to our employees, consultants and directors under the 2000 Equity Incentive Plan during 2002.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2002 (%)
Name			Exercise Price per Share	Expiration Date
					5% ($)	10% ($)
Sergio Magistri	80,000	7.7	$43.34	2/5/12	2,180,503	5,525,815
Donald Mattson	64,000	6.2	$43.34	2/5/12	1,744,403	4,420,652
Ross Mulholland	24,000	2.3	$43.34	2/5/12	654,151	1,657,745
	30,000	2.9	$43.00	3/7/12	811,274	2,055,925
David Pillor	40,000	3.9	$29.49	1/2/12	741,844	1,879,976
	14,400	1.4	$43.34	2/5/12	392,491	994,647
François Mesqui	24,000	2.3	$43.34	2/5/12	654,151	1,657,745

Aggregated Option Exercises in Fiscal 2002 and December 31, 2002 Option Values

        The following table sets forth information with respect to options exercised by the Named Executive Officers during 2002, the number of securities underlying unexercised options held by the Named Executive Officers as of December 31, 2002, and the value of unexercised in-the-money options as of December 31, 2002.

        Amounts shown under the column "Value Realized" are based on the price at which the shares were sold less the exercise price. Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2002" are based on the closing price of our common stock on December 31, 2002, which was $26.36, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option.

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
Name	Shares Acquired on Exercise	Value Realized	Exercisable ($)	Unexercisable ($)	Exercisable ($)	Unexercisable ($)
Sergio Magistri	100,000	3,395,000	321,241	159,039	7,174,079	1,851,869
Donald Mattson	25,000	801,855	12,756	117,544	311,744	1,312,573
Ross Mulholland	30,000	928,231	5,000	99,000	119,925	1,079,325
David M. Pillor	68,000	2,308,600	218,375	103,441	5,105,604	1,156,882
François Mesqui	38,512	1,064,166	61,618	63,332	1,379,641	927,354

STOCK OPTION GRANTS AND EXERCISES
(EQUITY COMPENSATION PLAN INFORMATION)

        As of December 31, 2002, we maintained the 1991 Equity Incentive Plan, the 2000 Equity Incentive Plan and the 2002 Employee Stock Purchase Plan, all of which were approved by our stockholders, and the 2000 Non-Officer Equity Incentive Plan, which is not subject to stockholder approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,805,953	$16.1982	1,480,154	(1)
Equity compensation plans not approved by security holders (2)	280,429	$19.9935	37,916
Total	3,373,884		1,518,070

(1)
Includes 1,252,597 shares available for issuance under our 2000 Equity Incentive Plan and 227,557 shares available for issuance under our 2002 Employee Stock Purchase Plan. There are no shares available for issuance under our 1991 Equity Incentive Plan. Under our 2000 Equity Incentive Plan, at the end of each calendar year there will automatically be added on that date an additional number of shares of common stock for issuance pursuant to awards. The additional number of shares of common stock will be equal to the lesser of 5% of the number of shares of common Stock issued and outstanding on that date, and the number obtained by subtracting the number of shares of common stock then reserved under the plan, but not subject to outstanding awards, from 8% of the number of shares of common stock issued and outstanding on that date.

(2)
Reflects options outstanding under our 2000 Non-Officer Equity Incentive Plan. See below for a description of this plan. We have also assumed options granted by Quantum Magnetics, Inc., which we acquired in 1997. Of these assumed options, an aggregate of 7,073 shares at a weighted average exercise price of $3.5214 per share were outstanding at December 31, 2002. These options are not included in the table.

2000 Non-Officer Equity Incentive Plan

        Our 2000 Non-Officer Equity Incentive Plan, or the 2000 Plan, was adopted by our board of directors in February 2000. The 2000 Plan was designed to meet the "broadly based plans" exemption from the stockholder approval requirements for stock option plans under the Nasdaq Stock Market listing requirements. As such, we did not seek stockholder approval of the 2000 Plan.

General

        The 2000 Plan provides for the grant of nonstatutory stock options, stock bonuses and rights to acquire restricted stock (collectively, "Awards"). Nonstatutory stock options granted under the 2000 Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, or the Code. To date, except for the grant of a stock bonus of 8,000 shares to a consultant, we have granted only stock options under the 2000 Plan.

Purpose

        The board of directors adopted the 2000 Plan to provide a means by which employees and consultants of InVision and InVision's affiliates may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success.

Administration

        The board of directors administers the 2000 Plan. Subject to the provisions of the 2000 Plan, the board of directors has the power to construe and interpret the 2000 Plan and to determine the persons to whom and the dates on which Awards will be granted, the number of shares of common stock to be subject to each Award, whether an Award will be a nonstatutory stock option, a stock bonus, a right to purchase restricted stock or a combination of the foregoing, the time or times during the term of each Award within which all or a portion of such Award may be exercised, the exercise price, the type of consideration and other terms of the Award. The board of directors has the power to delegate administration of the 2000 Plan to a committee composed of one or more members of the board of directors.

Stock Subject to the 2000 Plan

        An aggregate of 400,000 shares of common stock are currently reserved for issuance under the 2000 Plan. If Awards granted under the 2000 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such Awards again become available for issuance under the 2000 Plan. If we reacquire unvested stock issued under the 2000 Plan, the reacquired stock will not again become available for reissuance under the 2000 Plan. The common stock subject to the 2000 Plan may be unissued shares or reaquired shares, bought in the market or otherwise.

Eligibility

        Awards may be granted under the 2000 Plan only to employees of InVision and InVision's affiliates. No Awards may be granted under the 2000 Plan to any person who, at the time of the grant, is an officer or director of InVision or subject to Section 16 of the Securities Exchange Act of 1934.

Terms of Options

        The following is a description of the permissible terms of options under the 2000 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of nonstatutory options under the 2000 Plan shall be determined by the board of directors, provided that the exercise price may not be less than 85% of the fair market value of our common stock on the date of grant. As of April 1, 2003, the closing price of our common stock as reported on the Nasdaq National Market System was $22.66 per share. The exercise price of options granted under the 2000 Plan must be paid either in cash at the time the option is exercised or at the discretion of the board of directors, (1) by delivery of other common stock, (2) pursuant to a deferred payment arrangement, or (3) in any other form of legal consideration acceptable to the board of directors.

        Option Exercise.    Options granted under the 2000 Plan may become exercisable in cumulative increments ("vest") as determined by the board of directors, provided that each option grant is subject to option provisions governing the minimum number of shares as to which an option may be exercised. Shares covered by currently outstanding options under the 2000 Plan typically vest at the rate of 25%

of the shares subject to the option on the first anniversary of the date of grant and either 1/16th of such shares at the end of each quarter thereafter or 1/48th of such shares at the end of each month thereafter during the participant's employment by, or service as an employee or consultant to, us or an affiliate (collectively, "service"). Shares covered by options granted in the future under the 2000 Plan may be subject to different vesting terms. The board of directors has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of us or by a combination of these means.

        Term.    The maximum term of options under the 2000 Plan is ten years. Options under the 2000 Plan generally terminate three months after termination of the participant's service unless (1) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within six months of such termination; (2) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within twelve months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (3) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

Terms of Stock Bonuses and Purchases of Restricted Stock

        Payment.    The board of directors determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of our common stock on the date such award is made or at the time the purchase is consummated. The board of directors may award stock bonuses in consideration of past services without a purchase payment.

        The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2000 Plan must be paid either in cash at the time of purchase or at the discretion of the board of directors, (1) by delivery of other of our common stock, (2) pursuant to a deferred payment arrangement, or (3) in any other form of legal consideration acceptable to the board of directors.

        Vesting.    Shares of stock sold or awarded under the 2000 Plan may, but need not be, subject to a repurchase option in our favor in accordance with a vesting schedule as determined by the board of directors. The board of directors has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2000 Plan.

Restrictions on Transfer

        The board of directors may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the board of directors deems appropriate. Rights under a stock bonus or restricted stock purchase agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Adjustment Provisions

        Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the 2000 Plan and outstanding Awards. In that event, the 2000 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2000 Plan, and outstanding Awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such Awards.

Effect of Certain Corporate Events

        In the event of (1) a merger or consolidation in which we are not the surviving corporation or (2) a reverse merger in which we are the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property whether in the form of securities, cash or otherwise, or similar transactions (in each case, a "Corporate Transaction"), then any surviving or acquiring corporation may continue or assume Awards outstanding under the 2000 Plan or may substitute similar Awards. If any surviving or acquiring corporation does not assume such Awards or substitute similar Awards, then with respect to Awards held by participants whose service with us or an affiliate has not terminated prior to the Corporate Transaction, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) will be accelerated in full and the Awards will terminate if not exercised (if applicable) at or prior to the Corporate Transaction. The 2000 Plan provides that, in the event of our dissolution or liquidation, then all outstanding Awards shall terminate immediately prior to such event.

        The acceleration of an Award in the event of a Corporate Transaction may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination.

        The board of directors may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time or from time to time.

Employment Agreements and Change of Control Agreements

        We have entered into employment agreements with Drs. Magistri and Mesqui and Messrs. Mattson, Mulholland and Pillor that provide for salaries and other employment terms. These agreements each provide that, if we terminate the employee's employment without cause, the employee is entitled to a severance payment equal to his annual base salary for six, nine or twelve months, depending on whether such employee's tenure with us has been less than four years, between four and eight years or over eight years, respectively. All of the employment agreements are terminable at the will of either the employee or us, with or without cause. In each case, termination by the employee requires ninety days notice to us. The employment agreement with Dr. Mesqui is no longer in effect following his transfer to the position of Vice President Marketing, Europe in December 2002.

        In addition, under our Change in Control Equity Acceleration Plan, the vesting of stock option awards granted to the Named Executive Officers under our equity incentive plans shall accelerate in full following the effective date of a change in control of InVision, subject to reduction if appropriate to receive better tax treatment. A change of control will occur, generally, in the event of a merger, sale of our assets or a stock acquisition in which following the transaction the stockholders of our company will hold less than 50% of the stock of the acquiring company following the transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

        The Audit Committee in 2002 consisted of Drs. Boyd and Trezza and Mr. Blum. Mr. Blum joined the Audit Committee on July 2, 2002.

        Management is responsible for the preparation, presentation and integrity of our financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. The Audit Committee oversees these processes. Although the members of the Audit Committee meets Nasdaq's and the Securities and Exchange Commission's current regulatory requirements for financial literacy and expertise, they are not professionally engaged in the practice of auditing or accounting and are not experts in those fields.

        The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee discussed with Deloitte & Touche LLP that firm's independence and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors' independence.

        Based on the reports, discussions and review described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee, as set forth above and in its charter, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

  Audit Committee Members

  Douglas P. Boyd
  Bruno Trezza
  Stephen Blum

*
This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION*

COMPENSATION COMMITTEE

        The Compensation Committee of the board of directors is composed of two non-employee directors, namely, Dr. Lanzara and Mr. Blum. Dr. Magistri resigned in November 2002. During fiscal 2002, the Compensation Committee did not meet and all compensation issues were handled by the board of directors acting in accordance with the Compensation Committee's charter. All actions taken by the Compensation Committee for fiscal 2002 shall mean the board of directors. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries, bonuses (if any) and stock ownership programs. The Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer, and our other executive officers based upon a mix of the achievement of the corporate financial goals, individual performance and comparisons with other technology companies. The Chief Executive Officer and the Senior Vice President, Sales and Marketing were not present during the discussions of their compensation.

GENERAL COMPENSATION POLICY FOR EXECUTIVE OFFICERS

        The policies of the Compensation Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus and stock options. The Compensation Committee has determined that the salaries for such officers shall be based upon a review of salary surveys of other technology companies performed for the Compensation Committee. The Compensation Committee may further adjust the salaries of such executive officers based upon our financial performance during the past year and upon each officer's performance against established objectives related to his area of responsibility.

        In awarding stock options, the Compensation Committee considers a number of factors, including such executive officer's responsibilities and relative position in InVision, individual performance of such officer, any changes in such officer's responsibility and position, such officer's equity interest in InVision in the form of stock and options held by such individual, the extent to which existing stock options remain unvested and the total number of stock options to be awarded.

        Under our executive bonus plan, executive officers may receive a certain percentage of their base salary in bonus payments, based on a combination of the Compensation Committee's subjective evaluation of the individual's performance and advice from the Compensation Committee's compensation consultant regarding competitive rates. Further, the Compensation Committee seeks to balance the desire for immediate earnings and the longer term goal of enhancing stockholder value. Bonuses are generally paid in the year following the year upon which the bonus is earned.

        In February 2002, the board of directors approved a bonus policy to be administered by the Chief Executive Officer and the Chief Operating Officer. The policy consists of bonus payments to the members of the management team, including the executive officers, up to approximately $5.4 million to reward individual performances and address retention issues. Furthermore, the policy allows for bonus payments only if we were profitable in 2002. In February 2003, the board of directors approved the payment of a total of approximately $2.9 million in bonuses to executive officers for 2002 performance, after taking into account management's recommendations and the targeted bonus percentage, with the actual bonus amount calculated based on the individual performance and contributions of each member of the management team and those of his or her functional group.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        The Compensation Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the Chief Executive Officer. The Chief Executive Officer's salary is determined based on factors such as our achievement of corporate goals and comparisons with technology companies as described above. In awarding stock options, the Compensation Committee considers the Chief Executive Officer's performance, the number of unvested options and the total number of options to be granted. The Chief Executive Officer's bonus is dependent upon our achieving the performance goals established by the Compensation Committee and the Compensation Committee's subjective evaluation of the Chief Executive Officer's performance.

        In February 2003, in connection with the Compensation Committee's review of Dr. Magistri's compensation, the Compensation Committee reviewed certain performance measures of InVision, primarily revenue, backlog and stockholder value. The Compensation Committee noted that, under Dr. Magistri's leadership in 2002, we completed an equity offering in which we raised $84.6 million, net of issuance costs, and we had revenues of $439.1 million compared to $74.3 million in 2001, net income of $78.3 million or $4.40 per diluted share compared to $7.5 million or $0.52 per diluted share in 2001, and backlog of $260 million compared to $70 million in 2001. Based on these contributions, the Compensation Committee increased Dr. Magistri's base salary from $350,000 to $450,000 and granted Dr. Magistri an option to purchase 80,000 shares of common stock under the 2000 Equity Incentive Plan.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

        Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Named Executive Officers of a public company to $1.0 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. We believe that stock options granted to the Named Executive Officers qualify for the performance-based exception to the deduction limit and because it is unlikely that other compensation payable to any Named Executive Officer would exceed the deduction limit in the near future, the Compensation Committee has not yet qualified compensation other than options for the performance-based exception. In approving the amount and form of compensation for the Named Executive Officers, the Compensation Committee will continue to consider all elements of cost to us of providing that compensation.

From the Members of the Board of Directors

                      Stephen Blum
                      Dr. Douglas P. Boyd
                      Ambassador Morris D. Busby
                      Dr. Giovanni Lanzara
                      Dr. Sergio Magistri
                      David M. Pillor
                      Dr. Bruno Trezza
                      Louis A. Turpen

*    This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2002, Drs. Magistri and Lanzara and Mr. Blum served as members of the compensation committee of our board of directors. Dr. Magistri resigned from the Compensation Committee in November 2002. The Compensation Committee did not meet during 2002, and all compensation matters were handled by the board of directors. No member of the board of directors or compensation committee serves as an executive officer of any other entity that has one or more of our executive officers serving as a member of the board of directors or compensation committee of the other entity. Only Dr. Magistri and Mr. Pillor are directors who are or have been executive officers of InVision.

PERFORMANCE MEASUREMENT COMPARISON*

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1996 for (1) our common stock, (2) the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies), and (3) the S&P Technology Sector Index. All values assume reinvestment of dividends and are calculated as of December 31 of each year.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
Among InVision Technologies, Inc., The Nasdaq Stock Market (U.S.) Index
and the S&P Information Technology Index

* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

*
This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have described below transactions that involved more than $60,000 between InVision and a Named Executive Officer, director or 5% stockholder or any of their immediate family members that have been entered into since the beginning of fiscal 2002 or that involved indebtedness to or payments from us during fiscal 2002. The discussion does not address compensation paid in connection with employment or service as a member of the board of directors. For information about salary, bonuses, other compensation and option grants for Named Executive Officers and directors, see "Executive Compensation."

        In connection with Messrs. Blum and Turpen joining our board of directors, each of these directors received a grant to purchase 20,000 shares of our common stock, which grants vested over a four-year period. In February 2002, the board of directors amended these grants to cause them to vest over a one-year period. If Mr. Blum and/or Mr. Turpen ceases to be a director prior to four years from the original date of grant, we will be required to take a compensation charge equal to the difference between the fair market value of our common stock on the date of the amendment and the exercise price of the option, multiplied by the number of vested shares that would not have vested had the option not been amended.

        In late September 2001, we entered into an agreement with Donald & Co. for investment advisory services related to a potential acquisition and fundraising activities. We considered other alternatives and chose Donald & Co. to provide these services because time was of the essence and it was able to react quickly to meet our business requirements based on its familiarity with our business. Stephen Blum, president of Donald & Co., is a member of our board of directors. The board of directors approved this agreement with Mr. Blum abstaining. Under this agreement, Donald & Co. received a $50,000 cash retainer and a fully-vested warrant to purchase 100,000 shares of our common stock at a price of $9.95 per share, the closing price of our common stock on the day prior to the date of issuance. The board of directors considered this fee to be comparable to other alternatives given the circumstances of the engagement. The warrant expires five years from date of issuance. The fair value of the warrant was $650,000, which was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: no dividends, risk-free interest rate of 3.94%, volatility of 78% and a contractual life of five years. In September 2002, we issued 100,000 shares of common stock under the warrant. However, in lieu of paying cash for the shares, 34,153 shares valued at $29.13 per share were returned to us to settle the transaction. Such shares were recorded as treasury stock. We have allocated one-half of the cash retainer and warrant to on-going investment and financial advisory services, which was originally recorded in other current assets and then amortized over the one-year term of the agreement. We recorded amortization expense of $262,000 in 2002 and $88,000 in 2001. We have allocated the remaining balance of $350,000 to services provided in connection with our follow-on offering in April 2002, which was netted against the proceeds from the offering.

        In August 1996, January 1997 and January 1999, we entered into consulting agreements with BGI, Inc., a Virginia-based international consulting firm, to assist us with the marketing of our EDS products to the U.S. government. Under these agreements, we agreed to pay an annual retainer to BGI and a success fee payable 25% in stock or stock options. In November 2000, BGI agreed to convert all of the accrued stock portion of its accumulated success fees and agreed to cancel an option to purchase 6,586 shares of common stock in consideration for an agreement by us to issue 20,468 shares of common stock to BGI. In 2000, we recorded consulting expenses of $108,000 for this common stock. We issued 9,552 shares of common stock in 2001 and we issued the remaining 10,916 shares of common stock in 2002. In March 1998, Morris Busby, president and a controlling shareholder of BGI, was elected to our board of directors. Following Ambassador Busby's election, we continued this arrangement because we felt that BGI continued to provide needed services to us at comparable market rates. We paid consulting fees to BGI of $120,000 in 2000. This arrangement expired on December 31, 2000.

        We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as our director, officer or other agent, and otherwise to the full extent permitted under Delaware law and our bylaws.

OTHER MATTERS

        The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Sergio Magistri President and Chief Executive Officer

May 9, 2003

APPENDIX A

INVISION TECHNOLOGIES, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

ORGANIZATION

The Audit Committee of the Board of Directors of InVision Technologies, Inc. (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market ("Nasdaq") and the rules and regulations of the Securities and Exchange Commission ("SEC"); provided, however, that if permitted by the Nasdaq rules and the rules and regulations of the SEC, one member need not meet the independence requirements under the conditions specified by such requirements and rules and regulations.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the Company to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit Committee, and that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee shall:

•
Have sole authority to hire and terminate the independent auditors.

•
Negotiate, execute and deliver the engagement letter to be entered into between the Company and the independent auditors, and establish the compensation to be received by the independent auditors.

•
Evaluate on a periodic basis the independent auditors to be engaged to audit the financial statements of the Company and its divisions and subsidiaries and, if determined by the Audit Committee, replace the independent auditors.

•
Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, take appropriate action to resolve issues regarding the independence of the auditors.

•
Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

•
Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•
Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the Company's code of conduct.

•
Review the Management's Discussion and Analysis section of the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

•
Review Company press releases containing pro forma financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles and adequately disclose how such pro forma information differs from financial information presented in accordance with generally accepted accounting principles.

•
Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

•
Review the financial statements contained in the annual report to stockholders with management and the independent auditors, as well as all significant correcting adjustments identified by the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

•
Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

•
Review and approve (to the extent not previously approved by the corporation's Board of Directors) related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the corporation's financial statements or periodic filings with the SEC. It is management's responsibility to bring such related party transactions to the attention of the members of the audit committee.

•
Review accounting and financial human resources planning within the Company.

•
Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the Company to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the Company, and to report potential misconduct to the Audit Committee.

•
Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for, and determine and authorize the funding for, this purpose if, in its judgment, such retention or investigation is appropriate.

•
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

•
Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•
Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

•
Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

        The operation of the Audit Committee shall be subject to the Bylaws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

PROXY

INVISION TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2003

        The undersigned hereby appoints Sergio Magistri and Ross Mulholland, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of InVision Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of InVision Technologies, Inc. to be held at InVision's principal executive offices, located at 7151 Gateway Boulevard, Newark, California 94560, on Thursday, June 12, 2003 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

VOTE BY INTERNET	VOTE BY TELEPHONE
1. Log on to the Internet and go to http://www.eproxyvote.com/invn. 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secure website.	1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683). 2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.
 -------------------------------------detach here-------------------------------------

☒	Please mark votes as as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	To elect three directors to hold office until the 2006 annual meeting of stockholders.
NOMINEES:	(01) Dr. Sergio Magistri, (02) David Pillor and (03) Stephen Blum

☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

To withhold authority to vote for any nominee(s) write such nominee(s) name(s) above:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

2.	To ratify the selection of Deloitte & Touche LLP as independent auditors of InVision Technologies, Inc. for its fiscal year ending December 31, 2003.
☐	FOR	☐	AGAINST	☐	ABSTAIN

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                      Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES (EQUITY COMPENSATION PLAN INFORMATION)
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A
INVISION TECHNOLOGIES, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROXY INVISION TECHNOLOGIES, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2003